Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Atlantic Coast Federal Corporation (the “Company”) on Form 10-Q for the quarter ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jon C. Parker, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 14, 2005

/s/ Jon C. Parker, Sr.
Jon C. Parker, Sr.
Vice President and
Chief Financial Officer